UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2010

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.

1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

MARYLAND

(State of Incorporation of registrant)

100 CONSTELLATION WAY, BALTIMORE, MARYLAND	21202
(Address of principal executive office)	(Zip Code)

410-470-2800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address

and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On October 18, 2010, Daniel Camus resigned as the designated director of E.D.F. International S.A. (“EDFI”) on the Board of Directors of Constellation Energy Group, Inc. (“Constellation”), effective as of October 21, 2010.

(d)           In accordance with the Amended and Restated Investor Agreement, dated as of December 17, 2008, by and between Constellation and EDFI, on October 22, 2010, the Board of Directors of Constellation appointed EDFI’s nominee, Samuel Minzberg, to fill the vacancy on Constellation’s Board of Directors created by Mr. Camus’ resignation.  Mr. Minzberg is a partner in the Montreal law firm of Davies Ward Phillips & Vineberg LLP.  EDF Group, through its subsidiaries, including EDFI, owns more than 5% of the outstanding shares of common stock of Constellation, a 49.99% interest in a nuclear generation and operation joint venture in which Constellation, through its subsidiaries, owns the other 50.01%, and is party to a number of other transactions with Constellation and its subsidiaries.  The share ownership, joint venture and other transactions are described in more detail in Constellation’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2009 and the Current Reports on Form 8-K dated December 18, 2008 and November 12, 2009.  The Investor Agreement was filed previously as Exhibit 10.7 to the Current Report on 8-K filed by Constellation on December 17, 2008 and is incorporated herein by reference.

Mr. Minzberg will receive the standard compensation paid by Constellation Energy to all of its non-employee directors, which includes an annual cash retainer of $50,000, meeting fees of $1,500 for each Board and committee meeting attended and a restricted stock award with a value of $85,000.  The annual cash retainer and restricted stock award will be pro rated for 2010 to reflect the time Mr. Minzberg will serve on Constellation Energy’s Board in 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	October 22, 2010	/s/ Charles A. Berardesco
Charles A. Berardesco
Senior Vice President and General Counsel